UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 10, 2026
Date of Report (date of earliest event reported)

PLAYSTUDIOS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39652	88-1802794
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10150 Covington Cross Drive, Las Vegas, Nevada		89144
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (725) 877-7000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MYPS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company’s stockholders voted on the three proposals described below at the Annual Meeting. Additional information regarding the proposals is contained in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 29, 2026. Present at the Annual Meeting in person or by proxy were holders representing 89% of the voting power of the shares of common stock of the Company as of the close of business on May 18, 2026, the record date for the Annual Meeting, and constituting a quorum for the transaction of business.

Stockholders of the Company voted on the following proposals at the Annual Meeting:

Proposal 1: Election of five directors to serve until the 2027 annual meeting of stockholders;

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and.

Proposal 3: Approval of an amendment to the Company's Certificate of Incorporation to authorize the Board of Directors, in its discretion, to effect a reverse stock split of the Company's common stock at a ratio ranging from 1-for-10 to 1-for-30.
The final voting results for each proposal were as follows:

Proposal 1: Election of Directors

All of the nominees for director listed in Proposal 1 in the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on May 29, 2026, were elected by the Company’s stockholders to serve on the Company’s board of directors until the 2027 Annual Meeting of Stockholders or until his or her successor is elected and qualified, by the following vote:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Andrew Pascal	355,459,580	10,535,546	26,450,465
Jason Krikorian	349,257,420	16,737,706	26,450,465
Joe Horowitz	359,080,970	6,914,156	26,450,465
Judy K. Mencher	354,335,806	11,659,320	26,450,465
Steven J. Zanella	365,013,163	981,963	26,450,465

Based on the votes set forth above, each director nominee was duly elected to serve until the 2027 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 was approved by the Company’s stockholders by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
391,220,902	1,209,271	15,417	1

Based on the votes set forth above, shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Proposal 3: Approval of Amendment to Certificate of Incorporation to Authorize Reverse Stock Split

The proposal to approve an amendment to the Company's Certificate of Incorporation to authorize the Board of Directors, in its discretion, to effect a reverse stock split of the Company's Class A common stock and Class B common stock at a ratio ranging from 1-for-10 to 1-for-30:

Votes For	Votes Against	Abstentions	Broker Non-Votes
391,823,940	610,096	11,555	—

Based on the voting results set forth above, the Company's stockholders approved the amendment to the Company's Certificate of Incorporation authorizing the Board of Directors, in its discretion, to effect a reverse stock split of the Company's Class A common stock and Class B common stock at a ratio ranging from 1-for-10 to 1-for-30 at any time within 12 months following the 2026 Annual Meeting of Stockholders, without further approval or authorization of the Company's stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 10, 2026

PLAYSTUDIOS, Inc.

By:	/s/ Scott Peterson
	Name:	Scott Peterson
	Title:	Chief Financial Officer